SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               Amendment to
                                 FORM S-8
         Registration Statement Under The Securities Act of 1933


                          KLEENAIR SYSTEMS, INC.
            (Exact name of Registrant as specified in charter)

   NEVADA                                                    87-0431043
State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

                           1711 Langley Avenue
                         Irvine, California 92614
          (Address of Principal Executive Officers and Zip Code)

                         Lionel Simons, President
                           1711 Langley Avenue
                         Irvine, California 92614
                 (Name and address of agent for service)

                              (949) 955-3492
      (Telephone number, including area code, of agent for service)

              AMENDED 2001 EMPLOYEE STOCK COMPENSATION PLAN
                         (Full Title of the Plan)

   Copies of all communications to:        John Holt Smith, Esq.
                                           Kelly Lytton & Vann LLP
                                           1900 Century Park East, Suite 1450
                                           Los Angeles, California 90067
                                           (310) 277-1250

                     CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
        Title of                     maximum       maximum
       securities       Amount       offering    aggregate       Amount of
          to be         to be          price      offering      registration
       registered     registered     per share      price           fee
     -------------    ----------     ---------   ---------     -------------
       Common          2,000,000       $0.20      $400,000 (2)      $50.68
     (value, $.001       shares (1)
      per share)

    (1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

    (2) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on November 15, 2003, as reported on the OTC Bulletin Board.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement of KleenAir Systems, Inc.:

    Annual Report on Form 10-KSB for the year ended December 31, 2003;


     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES

     The Registrant's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 43,211,160 shares are issued and outstanding as of April 20, 2004.

     Subject to the rights of the holders of any series of preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Registrant, the holders of Common Stock are entitled to receive a pro rata share of all assets available for distribution to stockholders after payment of all obligations of the Registrant including dividends and preferences attributed to any series of preferred stock. The shares of Common Stock have no cumulative voting rights or preemptive or other subscription rights and there are no conversion rights or redemption provisions with respect to such shares. The shares of Common Stock presently outstanding are validly issued, fully paid and non-assessable.

     Authorized Common Stock may be issued at any time and from time to time, in such amounts, and for such consideration as may be fixed by the Board of Directors of the Registrant.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities that may be offered under the KleenAir Systems Amended 2001 Employee Stock Compensation Plan (the "Plan") will be passed upon for KAIR by John Holt Smith of Kelly Lytton & Vann LLP, Attorneys at Law, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


Item 8. EXHIBITS.


      Exhibit
      Number                    Description
      -------    --------------------------------------------------------
       4.6       Amended Employee Stock Compensation Plan pursuant to a
                 resolution dated April 26, 2004

       5.1       Opinion of Counsel regarding legality

      23.1       Consent of Independent Public Accountants

      23.2       Consent of Counsel (included in Exhibit 5.1)


Item 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the date below.

DATED:  April 26, 2004                  KLEENAIR SYSTEMS, INC.


                                    By:   /s/ Lionel Simons
                                        -------------------------
                                        Lionel Simons, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.



/s/  Lionel Simons                       Date:  April 26, 2004
-----------------------
Lionel Simons
Director and President


/s/ Lester Berriman                      Date:  April 26, 2004
-----------------------
Lester Berriman, Assistant Secretary